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EXTENDED STAY AMERICA INC.

EXHIBIT 11 --  Statement Re: Computation of Earnings Per Share


                                                 Three Month Period Ended
                                              ------------------------------
                                              March 31, 1997  March 31, 1996
                                              --------------  --------------
                                                                   (1)
PRIMARY:
  Average shares outstanding..............            75,239          44,262
  Net effect of dilutive stock options -
    based on the treasury stock method
    using the average market price........             1,774             673
                                              --------------  --------------
                TOTAL.....................            77,013          44,935
                                              ==============  ==============

  Net income (loss).......................           $ 1,422            (429)
                                              ==============  ==============

  Net income (loss) per share.............           $  0.02           (0.01)
                                              ==============  ==============

FULLY DILUTED
  Average shares outstanding..............            75,239          44,262
  Net effect of dilutive stock options --
     based on the treasury stock method
     using the greater of ending or                    1,774             673
     average market price.................


                                              --------------  --------------
                TOTAL.....................            77,013          44,935
                                              ==============  ==============

Net income (loss).........................           $ 1,422            (429)
                                              ==============  ==============

Net income (loss) per share...............           $  0.02           (0.01)
                                              ==============  ==============

(1) Amounts are restated to reflect the 2-for-1 stock split effected in July
    1996.